EXHIBIT 4.111

THIS AMENDMENT dated as of December 27, 2000 (this "Amendment") to the Stock Pledge Agreement dated as of March 29, 2000 (the "Stock Pledge Agreement"), between MECHANICAL TECHNOLOGY INCORPORATED, a New York corporation (the "Borrower" or the "Pledgor"), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Lender thereunder (the "Lender").

W I T N E S S E T H

WHEREAS, the Borrowers and the Lender are parties to the Amended and Restated Credit Agreement, dated as of March 29, 2000, as amended by an Amendment dated as of October 1, 2000 and by the Waiver and Second Amendment (the "Second Amendment") dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lender has agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Second Amendment that the Pledgor shall have executed and delivered this Amendment to the Lender;

NOW THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

    Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Stock Pledge Agreement are used herein as defined therein.
    Amendments to Stock Pledge Agreement.
      Substitution of Schedule 1. Schedule 1 to the Stock Pledge Agreement is hereby replaced by Schedule 1 attached hereto.
    General Provisions.
      Representations and Warranties. On and as of the date hereof and after giving effect to this Amendment, the Pledgor hereby confirms, reaffirms and restates the representations and warranties set forth in section 4 of the Stock Pledge Agreement mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date, in which case the Pledgor hereby confirms, reaffirms and restates such representations and warranties as of such earlier date, provided that the references to the Stock Pledge Agreement in such representations and warranties shall be deemed to refer to the Stock Pledge Agreement as amended prior to the date hereof and pursuant to this Amendment.
      Effectiveness. This Amendment shall become effective as of the date hereof upon the receipt by the Lender of counterparts of this Amendment duly executed and delivered by the Pledgor.
      Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Stock Pledge Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific sections of the Stock Pledge Agreement specified herein and shall not constitute an amendment or waiver of, or an indication of the Lender's willingness to amend or waive, any other provisions of the Stock Pledge Agreement or the same sections for any other date or time period (whether or not such other provisions or compliance with such sections for another date or time period are affected by the circumstances addressed in this Amendment).
      Expenses. The Borrower agrees to pay and reimburse the Lender for all of its costs and expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Lender.
      Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Amendment containing the signatures of each party hereto shall be delivered to the Borrower and the Lender.
      GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

MECHANICAL TECHNOLOGY INCORPORATED

By: s/Cynthia A. Scheuer

Name: Cynthia A. Scheuer

Title: Vice President

Accepted and Agreed to:

KEYBANK NATIONAL ASSOCIATION

By: s/William B. Palmer

Name: William B. Palmer

Title: Vice President

SCHEDULE I

Stock Issuer	Class of Stock	Stock Certificate Nos.	Par Value	Number of Shares	Percentage of Outstanding Shares
Plug Power Inc.	Common Stock	PLG 0917 PLG 1304 PLG 1305 PLG 1306 PLG 1307	$1.00	2,000,000 2,000,000 2,000,000 1,000,000 1,000,000	31.4%